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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 2006


                               AMBASE CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                      1-07265                95-2962743
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
      of incorporation)                                   Identification No.)



                  100 PUTNAM GREEN, GREENWICH, CT 06830-6027
       (Address of principal executive offices, including zip code)


                               (203) 532-2000
          (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
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Item 8.01     OTHER EVENTS.

     The Company announced  that on December 13, 2006,  the United  States
Court of Federal Claims (the "Court of Claims" or the "Court") ruled on the United States Department of Justice ("DOJ") and the Federal Deposit Insurance Corporation ("FDIC") motions requesting that Senior Judge Smith ("Judge Smith") certify for immediate appeal his 2004 ruling that the Company is entitled to challenge the validity of the receivership deficit for the Carteret receivership.

     After the Court of Claims had ruled in 2004 that the Company was entitled to challenge the validity of, accounting for, and amount of, the receivership deficit, and DOJ and the FDIC had moved to certify that ruling for immediate interlocutory appeal, the Court of Claims had allowed the Company to conduct discovery into receivership deficit issues, and had devised a procedure (the "Show Cause" proceeding) to allow the parties to brief to the Court of Claims factual and legal issues pertaining to the validity of the receivership deficit and the legitimacy of the inclusion in that deficit of certain types of claimed receivership expenses. The parties thereafter conducted fact and expert discovery with respect to receivership deficit issues during 2005 and 2006, and the parties further submitted expert reports and legal briefs discussing these issues during the spring, summer and autumn of 2006. In November 2006, the Court of Claims held a status conference pertaining to the Show Cause proceeding, at which status conference the Court of Claims held limited oral argument regarding the factual and legal issues bearing upon the validity and amount of the receivership deficit and regarding further proceedings in this action. At the conclusion of that November status conference, the Court of Claims scheduled a further telephonic status conference for December 2006, at which it would announce its ruling on DOJ's and the FDIC's motions for certification. The Court of Claims' December 13, 2006, order memorializes the Court's oral ruling during the December 12, 2006 telephonic status conference.

     Pursuant to the Court of Claims December 13, 2006 ruling, the Court stated that it was denying DOJ Motion for Certification, "because the argument for nonjusticiability is fact dependent and it would not lead to the efficient administration of justice to certify this issue in the abstract." The Court further stated that "after reviewing the parties' arguments the case is justiciable at this time."

     The Court directed the parties to confer and file a proposed stipulated Order with regard to expert discovery and further scheduled a telephone status conference to be held in April 2007, for further scheduling in preparation of a trial on damages by Senior Judge Smith.

     Mr. Bianco stated that the Company is very pleased with the Court of Claims ruling, and looks forward to the scheduling of a trial on damages in the Company's Supervisory Goodwill case.

     Although no assurances can be given regarding the ultimate outcome of this litigation, Mr. Bianco said AmBase will continue to aggressively pursue its legal rights for the loss of Carteret Savings Bank.

     The Court of Claims opinion in the Company's case, as well as other decisions in Winstar-related cases are publicly available on the Court of Claims web site at www.cofc.uscourts.gov. Decisions in other Winstar-related cases may be relevant to the Company's Supervisory Goodwill claims, but are not necessarily indicative of the ultimate outcome of the Company's actions.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMBASE CORPORATION



Date:  December 19, 2006                 By:    /s/ John P. Ferrara
                                         ------------------------------------
                                         John P. Ferrara
                                         Vice President and Chief Financial
                                         Officer  and Controller
                                         (Principal Financial and
                                         Accounting Officer)